UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  December 23, 2009

CFS BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

INDIANA
(State or Other Jurisdiction of Incorporation)

000-24611	35-2042093
(Commission File Number)	(IRS Employer Identification No.)

707 Ridge Road, Munster, Indiana	46321
(Address of Principal Executive Offices)	(Zip Code)

(219) 836-5500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers

(e)        CFS Bancorp, Inc. (Company) and/or its principal subsidiary, Citizens Financial Bank (Bank, and together with the Company, Employers) entered into or amended agreements with its principal executive officer, principal financial officer and other named executive officers, with brief descriptions of each being summarized below.  The payments and benefits summarized below are subject to certain limitations and may be terminated as described in each agreement.  The information below is not intended to be a complete summary of each agreement or amendment and is qualified in its entirety by the copies of the agreements and amendments attached to this Form 8-K.

      The primary reason that the Employers entered into the amendments to Mr. Prisby's employment agreements and entered into new employment agreements with Messrs. Pomranke and Cole, as summarized below, was to eliminate the possibility of a payment by the Company to any of these executives of any excise tax and any gross-up for payment by any of them of any excise tax or certain income taxes in connection with any payment or benefit to be received by any of them upon termination of his employment.

Amended Employment Agreements with Thomas F. Prisby

On December 23, 2009, each of the Employers entered into an amendment to their respective existing employment agreements dated May 1, 2008 with Mr. Thomas F. Prisby, the Chairman and Chief Executive Officer of each Employer, solely to amend the provisions of each agreement to provide that, in the event that any payment or other benefit to be received by Mr. Prisby upon any termination of his employment (including in connection with a change in control of either of the Employers) would not be deductible for federal income tax purposes by either or both of the Employers or any other party making such payment or providing such benefit, then the payments and benefits otherwise payable will be reduced to the highest amount that avoids the application of Section 280G of the Internal Revenue Code, as amended (Code).  No other provisions of the employment agreements between the Employers and Mr. Prisby were amended or changed.

New Employment Agreements with Daryl D. Pomranke and Charles V. Cole

On December 23, 2009, the Company and the Bank entered into new employment agreements with each of Messrs. Daryl D. Pomranke and Charles V. Cole (collectively, Executives).  These agreements supersede the existing employment agreements dated May 1, 2008 between the Employers and each of the Executives.

Under the new employment agreements, the Employers have agreed to employ Mr. Pomranke and Mr. Cole for an initial term of 30 and 18 months, respectively, each in their current positions as President/Chief Operating Officer and Executive Vice President/Chief Financial Officer, respectively.  Previously, the Employers had agreed to employ Mr. Pomranke for an initial term of two years, subject to extension of the term, and to employ Mr. Cole for an initial term of 18 months, subject to extension of the term.

The new employment agreements provide that the Boards of Directors of the Employers will review each agreement within sixty days prior to the first anniversary of the date of the agreement and within sixty days prior to each subsequent one year anniversary thereafter and determine whether the term of each agreement will be extended for a period of twelve months in addition to the then-remaining term, provided that the Employers have not given written notice to the Executive of either the earlier termination of the Executive’s employment or the Board’s determination not to extend the agreement.  If the Boards of Directors of the Employers determine not to extend the term of an employment agreement, then that agreement will terminate and be of no further force or effect (except as expressly provided in the agreement) upon the expiration of the then-remaining term, and no additional review of that agreement by the Boards of Directors will be required.

Under the new employment agreements, Mr. Pomranke and Mr. Cole are entitled to a minimum base salary of $248,000 and $192,500, respectively, which may be increased from time to time as determined by the Boards of Directors of the Employers.  In addition, the Executives are entitled to receive bonus payments and incentive compensation awards as determined by the Boards of Directors of the Employers. The Executives are also entitled to participate in and receive benefits under the employee benefit plans of the Employers and to receive the use of an automobile for the performance of their duties for the Employers having an average annual lease cost not to exceed $12,000 for Mr. Pomranke and $10,000 for Mr. Cole.

In addition to the right of the Employers not to extend the term of either of the new employment agreements, the Employers have the right to terminate the employment of each Executive for any reason, including without limitation termination with or without cause or upon the occurrence of a disability of the Executive.  Each Executive has the right to terminate his employment with the Employers for any reason, including without limitation with or without good reason following a change in control of either of the Employers and upon retirement.  Each Executive has no right to compensation, severance payments, insurance or other benefits (except pursuant to COBRA and as set forth in the next paragraph) under his employment agreement for any period following (i) a termination of employment by the Executive without good reason after a change in control has occurred or a termination of the Executive by the Employers for cause or a disability, (ii) the expiration of the term of the agreement if the Employers determine not to further extend the agreement, or (iii) the Executive’s retirement or death.

In the event that the Executive’s employment is terminated as a result of his disability, retirement or death and provided that the Executive is not otherwise receiving substantially similar benefits from the Social Security Administration or otherwise, then the Executive (except in the case of death) and his spouse and legal dependents are entitled, at the Employer’s cost, to continued life, health and medical insurance coverage for the remaining term of his employment agreement.  In the event that (i) the Employers terminate the employment of the Executive without cause, (ii) the Executive terminates his employment because of an Employer’s material breach of his employment agreement (without cure by the Employer), or (iii) the Executive terminates his employment for good reason concurrently with or within two years following a change in control of either of the Employers (without cure by the Employer), then the Executive will be entitled to a cash severance amount and continued participation in the Employers’ group life, health, medical, accident and disability insurance and other welfare benefit plans, or similar arrangements, for a limited period of time following termination of employment.  The cash severance amounts payable to Mr. Pomranke and Mr. Cole will be equal to 250% and 150%, respectively, of their average annual compensation, as defined in each employment agreement, and are payable in two equal installments.

In the event that any payment or other benefit to be received by an Executive upon any termination of his employment (including in connection with a change in control of either of the Employers) would not be deductible for federal income tax purposes by either or both of the Employers or any other party making such payment or providing such benefit, then the payments and benefits otherwise payable will be reduced to the highest amount that avoids the application of Code Section 280G.

During the employment of each of the Executives and for a period of time following each Executive’s employment as specified in each employment agreement, the employment agreements prohibit the Executives from competing against the Employers in certain locations and from soliciting any customers or employees of the Employers to leave the Employers.  In addition, at all times during and following their employment, the Executives are required to maintain the confidentiality of all confidential information relating to the Employers and to use such information only in connection with his services to the Employers and the business of the Employers.

Change in Control Agreements with Dale S. Clapp and Daniel J. Zimmer

On December 23, 2009, the Bank entered into change in control agreements with Messrs. Dale S. Clapp and Daniel J. Zimmer.  Mr. Clapp currently serves as an Executive Vice President with primary responsibility for business banking at the Bank, and Mr. Zimmer currently serves as a Senior Vice President and senior credit officer of the Bank.  Neither change in control agreement is an employment agreement or a guarantee or commitment for continued employment of Mr. Clapp or Mr. Zimmer by the Bank.  Both Mr. Clapp and Mr. Zimmer are and will at all times be employees-at-will of the Bank.  The change in control agreements do not affect or limit the right of the Bank or of either Mr. Clapp or Mr. Zimmer to terminate either employee’s employment with the Bank at any time for any reason or for no reason.

The initial term of each change in control agreement is one year.  The change in control agreements provide that the Boards of Directors of the Bank will review each agreement within sixty days prior to the first anniversary of the date of the agreement and within sixty days prior to each subsequent one year anniversary thereafter and determine whether the term of each agreement will be extended for a period of one year in addition to the then-remaining term.  If the Boards of Directors of the Bank determine not to extend the term of a change in control agreement, then that agreement will terminate and be of no further force or effect (except as expressly provided in the agreement) upon the expiration of the then-remaining term.

Each agreement provides that in the event during the term of an agreement (i) either Mr. Clapp or Mr. Zimmer has terminated his employment with the Bank for good reason concurrently with, or during the two year period immediately following, a change in control of either the Company or the Bank, or (ii) the Bank has terminated the employment of either Mr. Clapp or Mr. Zimmer concurrently with, or during the two year period immediately following, a change in control of either the Company or the Bank for any reason other than for cause or a disability of Mr. Clapp or Mr. Zimmer, then the terminated employee will be entitled to change in control payments (payable in cash) equal to 100% of his average base salary (calculated as a monthly amount) for a period of twelve months following the Executive’s last day of employment with the Bank.  In addition, each agreement provides that, if Mr. Clapp or Mr. Zimmer is participating in the Company’s or the Bank’s group health insurance plan at the time that his employment with the Bank is terminated and if he has made an appropriate election to continue such coverage for himself and/or his spouse and legal dependents under COBRA, then the terminated employee will pay the premiums associated with such continuation group health coverage and the Bank will reimburse him only for the premiums actually paid by him associated with such continuation coverage for a limited period of time.

Each change in control agreement also provides that, during the employment of Mr. Clapp and Mr. Zimmer by the Bank and for a period of time following each Executive’s employment as specified in each agreement, Mr. Clapp and Mr. Zimmer are prohibited from competing against the Employers in certain locations and from soliciting any customers or employees of the Employers to leave the Employers.  In addition, at all times during and following their employment, Mr. Clapp and Mr. Zimmer are required to maintain the confidentiality of all confidential information relating to the Employers and to use such information only in connection with his services to the Employers and the business of the Employers.

ITEM 9.01     Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits

The following exhibits are filed herewith.

Exhibit Number            Description

10.6	Employment Agreement entered into between CFS Bancorp, Inc., Citizens Financial Bank and Charles V. Cole
10.13	Employment Agreement entered into between CFS Bancorp, Inc., Citizens Financial Bank and Daryl D. Pomranke
10.16	Amendment to the Employment Agreement between Citizens Financial Bank and Thomas F. Prisby
10.17	Amendment to the Employment Agreement between CFS Bancorp, Inc. and Thomas F. Prisby

10.18	Change in Control Agreement entered into between Citizens Financial Bank and Dale S. Clapp
10.19	Change in Control Agreement entered into between Citizens Financial Bank and Daniel J. Zimmer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CFS BANCORP, INC.

Date: December 30, 2009	By:	/s/ Joyce M. Fabisiak
Joyce M. Fabisiak
Vice-President